UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, in October 2019, Cardinal Health, Inc. (the “Company”) together with two other national pharmaceutical distributors, agreed in principle to a settlement framework with a leadership group of state attorneys general (the “Leadership Group”) designed to resolve pending and future opioid lawsuits by states and political subdivisions. Since that time, the Company has continued to build out that framework and to negotiate the terms of that settlement with the Leadership Group and with other representatives of states and political subdivisions.

On July 21, 2021, the Company announced that it and two other national distributors have negotiated a proposed settlement agreement (the “Agreement”) and settlement process that, if all conditions are satisfied (including the approval of the Board of Directors of the Company), would result in the settlement of the vast majority of opioid lawsuits filed by state and local governmental entities. In connection therewith, the Company issued the press release attached hereto as Exhibit 99.1. West Virginia subdivisions and Native American tribes are not a part of this settlement process and the Company has been involved in separate negotiations with these groups. The settlement process does not contemplate participation by any non-governmental or non-political entities or individuals.

The Agreement is subject to contingencies and will not become effective unless and until the Boards of Directors of the Company and the two other distributors each make separate independent determinations that (1) following a sign-on period, a sufficient number of states have agreed to the Agreement (the “Settling States”); and, subsequently, (2) following a notice period, that a sufficient number of states and political subdivisions, including those that have not sued, have agreed to the Agreement (or otherwise had their claims foreclosed) to proceed to effectiveness. Prior to the second determination, the Settling States will also have an opportunity to make a determination as to whether a sufficient number of political subdivisions have agreed to the Agreement (or otherwise had their claims foreclosed) to proceed with the Agreement. This process is currently contemplated to take 194 days, although it may be extended by agreement.

If these conditions are satisfied, the Agreement would become effective sixty (60) days after the distributors determine that there is sufficient participation among political subdivisions. During this 60-day period, the Settling States and the distributors would cooperate to obtain consent judgments in each participating state embodying the terms of the Settlement.

On September 30, 2021, the distributors will place the first annual payment into escrow, pending completion of the process described above. If all contingencies are satisfied, the first annual payment would be disbursed from escrow on the effective date of the Agreement, provided that for any Settling State where a consent judgment has not been entered as of the effective date, their payment will not be disbursed until 10 calendar days after the entry of the consent judgement in that state. The companies will make each subsequent annual payment on July 15. If the conditions are not satisfied, and the Agreement does not become effective, the amount in escrow will be returned to the distributors.

The Agreement includes a cash component, pursuant to which the Company would pay up to approximately $6.374 billion, the majority of which would be paid over 18 years. The exact payment amount will depend on several factors, including the participation rate of states and political subdivisions, the extent to which states take action to foreclose opioid lawsuits by political subdivisions (e.g., laws barring opioid lawsuits by political subdivisions), and the extent to which political subdivisions in Settling States file additional opioid lawsuits against the Company after the Agreement becomes effective. Under the Agreement, the Company expects its first annual payment to be approximately $391.2 million if all eligible states and territories join the Agreement.

The Agreement also includes injunctive relief terms governing settling distributors’ controlled substance anti-diversion programs, including with respect to: (1) governance; (2) independence and training of the personnel operating our controlled substances monitoring program; (3) due diligence for new and existing customers; (4) ordering limits for certain products; and (5) suspicious order monitoring. A monitor will be selected to oversee compliance with these provisions for a period of five years. In addition, the Company and the two other national distributors will engage a third-party vendor to act as a clearinghouse for data aggregation and reporting; distributors will fund the clearinghouse for ten years.

In connection with the matters described above and other opioid-related matters, the Company expects to record a total pre-tax charge of approximately $140 million in the three months ended June 30, 2021 in litigation (recoveries)/charges, net, in the consolidated statement of earnings/(loss).

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	News release issued on July 21, 2021

99.2	Proposed Settlement Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Important Information Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the risk that we may fail to reach a final settlement agreement; that a sufficient number of states and other political subdivisions may not agree to the Agreement; the possibility that negotiations with West Virginia subdivisions and Native American tribes could also fail to result in a settlement or could require us to pay more than we currently anticipate or agree to additional conditions; risks associated with the inherent unpredictability of loss contingencies, including the possibility that unfavorable developments could occur. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This 8-K reflects the Company’s views as of July 22, 2021. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: July 22, 2021	By:	/s/ Jessica L. Mayer
Jessica L. Mayer
Chief Legal and Compliance Officer